EXHIBIT 99.1

PCM ANNOUNCES INCREASE TO SHARE REPURCHASE PROGRAM

Board approves $10 Million increase to existing repurchase program

El Segundo, CA – August 9, 2017 – PCM, Inc. (NASDAQ: PCMI), a leading technology solutions provider, today announced that its Board of Directors has approved an increase in the Company’s existing share repurchase program by an additional $10 million. The new authorization is in addition to the $4.1 million that was available for repurchase under previous Board authorizations, leaving the Company with $14.1 million available for repurchases under the program.

Brandon LaVerne, Chief Financial Officer, commented, “We continue to believe our shares are undervalued and, based on our current capital resources and the long-term outlook for our business, we see an opportunity to create value for our long-term shareholders.”

Purchases may be made from time to time in negotiated purchases or in the open market at prevailing market prices, including through Rule 10b5-1 prearranged stock trading plans designed to facilitate the repurchase of the Company's shares during times it would not otherwise be in the market due to self-imposed trading blackout periods or possible possession of material nonpublic information. We expect that the repurchase of our common stock under the program will be financed with existing working capital and amounts available under our existing credit facility, subject to any limitations therein. The timing and amounts of any such repurchases of shares will be subject to market conditions and certain other factors, and will be in accordance with applicable securities laws and other legal requirements. The repurchase program has no expiration date, does not require the purchase of any minimum number of shares and may be implemented, modified, suspended or discontinued in whole or in part at any time without further notice.

About PCM, Inc.

PCM, Inc., through its wholly-owned subsidiaries, is a leading technology solutions provider to small and medium sized businesses, mid-market and enterprise customers, government and educational institutions and individual consumers across the United States and Canada. We generated net sales of $2.3 billion in the twelve months ended June 30, 2017. For more information, please visit investor.pcm.com or call (310) 354-5600.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding our expectations, hopes or intentions regarding the future, including but not limited to, statements relating to any future stock repurchases including the timing, amount or sources of funds, our belief that our shares are undervalued and an opportunity exists to create value for our long-term shareholders, and any statements or assumptions underlying any of the foregoing. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause our actual results to differ materially include without limitation risks and uncertainties related to the following: our ability to attract and retain key employees; our ability to receive expected returns on changes in our sales and services organizations or strategic investments, including without limit, investments in advanced technology solutions and services, our call centers and our international expansion; risks associated with our ability to integrate our acquisitions; availability of key vendor incentives and other vendor assistance; our IT infrastructure; the relationship between the number of our account executives and productivity; decreased sales related to any of our segments, including but not limited to, potential decreases in sales resulting from the loss of or a reduction in purchases from significant customers; the effect of any failure by us to transition outsourced BPO services provided to our En Pointe business under a service agreement we acquired in connection with our En Pointe acquisition which we expect will terminate in the third quarter of 2017 and require us to transition related IT, accounting, customer service and order management and other support services from this service provider to our captive service operations; possible discontinuance of IT licenses used to operate our business which are provided by vendors; increased competition, including, but not limited to, increased competition from direct sales by some of our largest vendors and increased pricing pressures which affect our pricing strategy in any given period; the misappropriation or unauthorized use of our proprietary or confidential information by competitors or others; our loss of personnel to competitors; the effect of our pricing strategy on our operating results; potential decreases in sales related to changes in our vendors products; the potential lack of availability of government funding applicable to our Public Sector business; the impact of seasonality on our sales; availability of products from third party suppliers at reasonable prices; business and other conditions in Canada, the UK and Europe and the Asia Pacific region and the related effects on our Canadian, UK and our Asia-Pacific operations, including without limitation our executive management’s lack of experience operating in these markets; increased expenses, including, but not limited to, interest expense, foreign currency transaction gains/losses and other expenses which may increase as a result of future inflationary pressures; our advertising, marketing and promotional efforts may be costly and may not achieve desired results; shifts in market demand or price erosion of owned inventory; other risks related to foreign currency fluctuations; warranties and indemnities we may be required to provide to third parties through our commercial contracts; data security; litigation by or against us, including without limitation the litigation and other actions related to our En Pointe acquisition; and availability of financing, including availability under our existing credit lines. Additional factors that could cause our actual results to differ are discussed under the heading “Risk Factors” in Item 1A, Part II of our Form 10-Q for the year ended June 30, 2017, on file with the Securities and Exchange Commission, and in our other reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statements

Investor Relations:

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com